Exhibit No. 10.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of September 21, 2021, between Cimarex Energy Co., a Delaware Corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have previously executed and delivered an Indenture, dated as of June 4, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 4, 2014 (the “First Supplemental Indenture”, and the Base Indenture as amended or supplemented by the First Supplemental Indenture, the “Existing Indenture”), providing for the issuance of the Company’s 4.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 23, 2021, as amended on June 29, 2021 and as further amended, supplemented or waived from time to time, among Cabot Oil & Gas Corporation, a Delaware corporation (“Cabot”), Double C Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Cabot (“Merger Sub”), and the Company, pursuant to which on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Cabot;

WHEREAS, in connection with the Merger, pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated September 8, 2021 (the “Offering Memorandum”), Cabot has offered to certain eligible Holders of the Notes to exchange (the “Exchange Offer”) any and all of their Notes for a corresponding series of notes of Cabot, and the Company has solicited consents from such Holders of the Notes, to, among other things, amend certain provisions of the Existing Indenture and the Notes to eliminate certain of the covenants, restrictive provisions and events of default, as set forth in this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 8.2 of the First Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, subject to certain exceptions set forth in the Existing Indenture, amend or supplement the First Supplemental Indenture, the Base Indenture (as it relates to the Notes) and the Notes with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes) (the “Requisite Consents”);

WHEREAS, in accordance with the Officers’ Certificate and Company Request and Release of Subsidiary Guarantors, each dated as of October 16, 2015, each Subsidiary Guarantor was released and discharged from its obligations under the Existing Indenture and its Subsidiary Guarantee thereunder, in connection with each such Subsidiary Guarantor’s release and discharge in full from all of its obligations under its Guarantees of the Company’s Revolving Credit Agreement.

WHEREAS, as of 5:00 p.m., New York City time, on the date hereof, Requisite Consents have been validly delivered by Holders and not validly revoked and the Company has delivered to the Trustee the Requisite Consents which constitute an Act of Holders for the Notes to enter into this Supplemental Indenture to effect the Amendments under the Existing Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Article 1
DEFINITIONS

Section 1.01           Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)            Capitalized terms used herein that are not defined herein, but are defined in the Existing Indenture, shall have the respective meanings given to them in the Existing Indenture;

(b)           All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)           The terms defined in this Supplemental Indenture shall have the respective meanings assigned to them herein and, if the definition of any of the terms defined herein differs from its respective definition set forth in the Existing Indenture, the definition set forth in this Supplemental Indenture shall control.

Article 2
AMENDMENTS TO THE NOTES AND EXISTING INDENTURE

From and after the Closing Date (as defined below), with respect to the Notes, the Existing Indenture is hereby amended as follows:

Section 2.01           Limitation on Liens. Section 4.1 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.1. [Intentionally Omitted].

Section 2.02           Change of Control. Each of Section 4.2 of the First Supplemental Indenture and paragraph 6 of the reverse side of the Notes is hereby deleted in its entirety and replaced with the following, as applicable:

Section 4.2. [Intentionally Omitted].

6. [Intentionally Omitted].

Section 2.03           SEC Reports. Section 4.3 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.3. [Intentionally Omitted].

Section 2.04           Compliance Certificate. Section 4.3 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.3. [Intentionally Omitted].

Section 2.05           Future Subsidiary Guarantors. Section 4.4 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.4. [Intentionally Omitted].

Section 2.06           Corporate Existence. Section 4.5 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.5. [Intentionally Omitted]

Section 2.07           Successors. Article V of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Sections 5.1 and 5.2 of the Base Indenture shall not apply to, and the covenants therein shall be deemed included in the Indenture solely for the benefit of Series of Securities other than, the Notes. The following provisions of this Article V are for the benefit of Holders of the Notes. References to Sections 5.1 and 5.2 of the Base Indenture (as it relates to the Notes) shall refer to Section 5.1 of this Supplemental Indenture.

SECTION 5.1. Successor Person to be Substituted. Upon any consolidation by the Company with or merger of the Company into any other Person or Persons where the Company is not the survivor, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, shall assume the obligations of and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

Section 2.08           Events of Default. Clauses (3), (4) and (5) of Section 6.1(a) of the First Supplemental Indenture are hereby deleted in their entirety and replaced with the following, respectively:

(3)           [Intentionally Omitted];

(4)           [Intentionally Omitted];

(5)           [Intentionally Omitted].

Section 2.09           Events of Default. Section 6.1(b) of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

(b)           [Intentionally Omitted].

Section 2.10           Effect of Sections 2.01 through 2.09. Any and all references to any Articles and Sections of the Existing Indenture or Notes which are deleted by any Article or Section of this Supplemental Indenture, and any and all obligations related solely to such deleted Articles or Sections throughout the Existing Indenture or Notes, with respect to the Notes, are of no further force or effect. Any and all terms defined in the Existing Indenture or Notes which are (i) used in any Articles or Sections of the Existing Indenture or Notes deleted by any Article or Section of this Supplemental Indenture and (ii) not otherwise used in any other Article or Section of the Existing Indenture or Notes not affected by this Supplemental Indenture are hereby deleted. Holders of the Notes constituting the Requisite Consents have waived any Default, Event of Default or other consequence under the Existing Indenture for failure to comply with the terms of the provisions identified in Sections 2.01 through 2.09 above (whether before or after the date hereof).

Article 3
EFFECTIVENESS

Section 3.01           Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective upon execution and delivery of this instrument by each of the parties hereto. Notwithstanding the foregoing sentence, the Amendments set forth in Article 2 hereof shall become operative on and as of the date on which the Exchange Offer is consummated in accordance with the terms and conditions set forth in the Offering Memorandum (the “Closing Date”). If the Exchange Offer is not consummated in accordance with the terms and conditions set forth in the Offering Memorandum, the Amendments set forth in Article 2 hereof shall not become operative and shall be null and void for all purposes under the Existing Indenture and the Notes.

Article 4
MISCELLANEOUS PROVISIONS

Section 4.01           Relationship to Base Indenture and Existing Indenture. This Supplemental Indenture constitutes an integral part of the Existing Indenture. This Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as expressly modified by this Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes. The provisions of this Supplemental Indenture shall supersede any conflicting provisions of the Existing Indenture with respect to the Notes.

Section 4.02           Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the Trust Indenture Act of 1939 (as amended, the “TIA”) or another provision which is required or deemed to be included in the Existing Indenture by the TIA, the TIA or such required or deemed provision, as applicable, shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA, that may be so modified or excluded, the provision on the TIA shall be deemed to apply to the Existing Indenture as so modified or shall be excluded, as the case may be.

Section 4.03           GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.04           Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.05           Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 4.06           Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 4.07           Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.08           The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Existing Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Company with respect hereto. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CIMAREX ENERGY CO.,
As Issuer

By:	/s/ G. Mark Burford
G. Mark Burford
Senior Vice President and Chief Financial Officer

[Signature Page – Second Supplemental Indenture (2024 Notes)]

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Michael McGuire
Michael McGuire
Vice President

[Signature Page – Second Supplemental Indenture (2024 Notes)]